21.Exhibit 10.9

Executive Version
Comverse, Inc.
2012 Stock Incentive Compensation Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT
THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made effective from and after the date of grant as specified in the Electronic Grant Acceptance Web Page (the “Date of Grant”) by and between Comverse, Inc., a Delaware corporation (with any successor, the “Company”), and the person to whom the Electronic Grant Acceptance Web Page (the “Notice of Grant”) is addressed (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Comverse, Inc. 2012 Stock Incentive Compensation Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein, and the Board has approved such grant.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, a number of Shares as set forth on the Notice of Grant, subject to adjustment as set forth in the Plan. The Option is intended to be a Nonqualified Stock Option.
2.Option Price. The purchase price of the Shares subject to the Option shall be the amount set forth on the Notice of Grant (the “Option Price”).

3.Vesting.

(a)Except as otherwise provided in Section 4 hereof, subject to the Participant's Continuous Service through the applicable Vesting Date, the Option shall vest pursuant to the vesting schedule set forth in the Notice of Grant (each, a “Vesting Date”). At any time, the portion of the Option which has become vested as described in Section 3 or Section 4 hereof is hereinafter referred to as the “Vested Portion.” The Vested Portion of the Option shall remain exercisable for the period set forth in Section 5.

(b)Notwithstanding any provision of Section 3(a) to the contrary, in the event of a Change of Control, (i) if the continuing entity fails to assume or replace the Option with a new award of equivalent value and substantially equivalent terms, the Option shall become fully vested, and (ii) if the continuing entity assumes or replaces the Option with a new award of equivalent value and substantially equivalent terms, the vesting schedule of the Option shall not accelerate and the unvested portion of the Option shall be immediately forfeited upon any subsequent termination of Participant's Continuous Service unless otherwise provided in Section 4 hereof.

4.Forfeiture and Termination of Continuous Service.

(a)If the Participant's Continuous Service is terminated by the Company or one of its Subsidiaries without Cause or by the Participant for Good Reason, in the absence of a Change of Control, vesting of the Option shall be prorated to the date of termination or resignation, and to the extent not then vested, the Option shall be immediately cancelled by the Company and forfeited by the Participant without any consideration.

(b)If the Participant's Continuous Service is terminated either (A) within twenty four (24) months following a Change of Control, (i) by the Company or one of its Subsidiaries without Cause or (ii) by the Participant for Good Reason, or (B) due to the Participant's death or Disability, the Option shall become immediately fully vested.

(c)Subject to the terms of the Employment Agreement and any severance plan (to the extent applicable to Participant), if the Participant's Continuous Service is terminated for any reason other than as described in Section 4(a) or (b) hereof, the Option, to the extent not then vested, shall be immediately cancelled by the Company and forfeited by the Participant without any consideration.

(d) If the Participant's Continuous Service is terminated for Cause, the Vested Portion of the Option shall be immediately cancelled by the Company and forfeited without consideration.

(e)If the Participant's Continuous Service is terminated for any reason other than Cause, the Vested Portion of the Option shall remain exercisable for the period set forth in Section 5.

5.Exercise of Option.

(a)Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earlier to occur of:
(i)the expiration date of the Option set forth in the Notice of Grant; and

(ii)the date that is one (1) year following termination of the Participant's Continuous Service for any reason other than Cause.

(b)Method of Exercise.

(i)The Participant may exercise the Vested Portion or any part thereof by giving an electronic written notice using the website through which the Plan is administered (the “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be exercised. The aggregate Option Price may be paid in cash, its equivalent (e.g., by check, draft, money order, cashier's check or wire transfer payable to the Company) or any other form of payment permitted by the Committee in accordance with Section 6.5 of the Plan. The Participant shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given a Notice of Exercise of the Option, paid the Option Price in full for such Shares, become the record holder of such Shares/been issued certificates in the Participant's name representing such Shares and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant's death, the Vested Portion shall be exercisable by the legatees, personal representatives or distributes of the Participant, subject to Section 8 of this Award Agreement during the period(s) set forth in this Section 5. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

(ii)Notwithstanding any other provision of the Plan, this Award Agreement or the Employment Agreement to the contrary, the Option may not be exercised, in whole or in part, prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares.

6.No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the employment or service of the Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the employment or service of such Participant.

7.Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants, as reasonably requested by the Company, which satisfies such requirements. Any certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.Transferability. The Option may not be assigned, alienated, pledged, attached, sold, transferred or encumbered by the Participant except in the event of the Participant's death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate. No transfer shall be permitted for value or consideration. Any permitted transfer of the Option to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.Adjustment of Option. Except as provided by Section 3(b), adjustments to the Option shall be made in accordance with the terms of the Plan. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.

10.Definitions. For purposes of this Award Agreement:

“Change of Control” shall have the meaning given to such term in the Plan.
“Disability” shall have the meaning given to such term in the Employment Agreement or, in the absence of such term in the Employment Agreement, the meaning given to such term in the Plan.
“Employment Agreement” shall mean the employment agreement by and among the Company and the Participant as may be amended from time to time.
“Good Reason” shall have the meaning given to such term in the Employment Agreement, or, in the absence of such term in the Employment Agreement, such term shall mean, without Participant's prior written consent, the occurrence of any of the following events or actions: (i) any material reduction in Participant's annual base salary; (ii) an actual relocation of Participant's principal office to another location more than 50 miles from its location on the date Effective Date (as defined in the Employment Agreement); or (iii) a material and adverse reduction in the nature or scope of Participant's responsibilities, duties or authorities; or (iv) the Company fails to adopt a severance policy, program or agreement at least ninety (90) days prior to expiration of the Term (as defined in the Employment Agreement) that will be applicable to Participant following expiration of the Term;
provided, however, that no event described in clause (i), (ii) or (iii) shall constitute Good Reason unless (A) Participant has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within thirty (30) days of the first date on which Participant has knowledge of such conduct, and (B) Participant has provided the Company at least thirty (30) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a termination of employment by Participant for Good Reason shall be effective on the day following the expiration of such cure period.
11.Withholding. The Company shall have the power and the right to deduct or withhold automatically or require the Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement and the Plan. With respect to required withholding, the Participant may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

12.Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Corporate Secretary, at its principal executive office and to the Participant at the address that the Participant most recently provided to the Company.

13.Entire Agreement. This Award Agreement, the Notice of Grant, the Plan, the Employment Agreement, and any severance plan to the extent applicable to Participant, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. In the event of any contradiction or inconsistency between this Award Agreement and the Employment Agreement or any severance plan applicable to Participant, the provisions of the Employment Agreement and any such severance plan applicable to Participant shall prevail.

14.Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

16.Choice of Law; Jurisdiction; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

17.Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein, other than Section 10 hereof or in the Employment Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.Amendment. The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

19.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.Headings. Section and sub-section headings are for convenient reference only and shall not control or affect the meaning of construction of any of its provisions.

21.Data Protection - European Residents Only: In accepting this Option, the Participant hereby acknowledges that the Company holds information about the Participant relating to the Participant's employment, the nature and amount of the Participant's compensation, bank details, and other personal details and the fact and conditions of the Participant's participation in the Plan or other share incentive plans. The Participant understands that the Company is the controller of the Participant's personal data and is the only person authorized to process that data and is responsible for maintaining adequate security with regard to it. As the Company is part of a group of companies operating internationally, it may be necessary for the Company to make the details referred to above available to (and only to): (a) other companies within the Company that may be located outside the European Economic Area (“EEA”) where there may be no legislation concerning an individual's rights concerning personal data; (b) third party advisers and administrators of any incentive share plans or arrangements; and/or (c) the regulatory authorities. Any personal data made available by the Company to the parties referred to above in (a), (b), or (c) in relation to the Plan or any other incentive share plan will only be for the purpose of administration and management of the plan by the Company, on behalf of the Company. The Participant's information will not, under any circumstances, be made available to any party other the parties listed above under (a), (b), or (c). The Participant has authorized and directed the Company to disclose to the parties as described above under (a), (b) or (c) any of the above data that is deemed necessary to facilitate the administration of the Plan or any other incentive share plans. The Participant understands and authorizes the Company to store and transmit such data in electronic form. The Participant confirms that the Company has notified the Participant of Participant's entitlement to reasonable access to the personal data held about the Participant and of the Participant's rights to rectify any inaccuracies in that data.

22.Discretionary Award. By acknowledging and accepting this stock option award, the Participant agrees that the granting of this stock option award is completely at the discretion of the Committee or its designee pursuant to the Plan. The stock option award is not an acquired right to the Participant, but an offer from the Company to employees who fulfill specific conditions. As a result, the Participant acknowledges that the grant of the Option does not create any expectation that future options will be granted to the Participant under that Plan, or any other plan, nor does the Participant expect that the benefits accruing under the Plan will be reflected in any severance or indemnity payments that the Company, or an Affiliate, may make to the Participant in the future.
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